UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 25, 2012

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Adoption of Rule 10b5-1 Trading Plan

On January 23, 2012, Milan Galik, Senior Vice President and Director of Interactive Brokers Group, Inc. (“IBKR” or the “Company”), adopted a trading plan designed to comply with guidelines specified under Rule 10b5-1 of the Exchange Act and in accordance with the Company’s Employee Trading Policy.  In the future, he will begin selling a portion of his IBKR stock pursuant to this trading plan.

The trading plan was adopted in order to allow Mr. Galik to sell a portion of his IBKR stock as part of his long-term strategy for individual asset diversification and liquidity.  Under the terms of the trading plan, Mr. Galik intends to sell approximately 200,000 shares of Class A common stock at prevailing market prices, subject to a minimum price threshold.  The transactions are expected to occur between February 2012 and January 2013 and will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the Securities and Exchange Commission.  Mr. Galik will have no control over the timing of the stock sales under the trading plan.  The trading plan is scheduled to expire on February 1, 2013.

***

The information in this Item 7.01 of the registrant's Current Report on Form 8-K is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01 of the registrant's Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2012

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary